Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Veru Inc. of our report dated December 12, 2019, relating to the consolidated financial statements of Veru Inc., appearing in the Annual Report on Form 10-K of Veru Inc. for the year ended September 30, 2019.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

June 26, 2020